UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LADYBUG RESOURCE GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization

7370
(Primary Standard Industrial Classification Code Number

26-1973389
(I.R.S. Employer Identification Number)

12703 NE 129th Ct. #H102, Kirkland, WA 98034-3246: 425-821-1829
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

12703 NE 129th Ct. #H102, Kirkland, WA 98034-3246: 425-821-1829
(Name, address, including zip code, and telephone number, including area code, of agent of service)

Copies to:
David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee

Common stock, $ .001 par value per share	5,815,400 shares	$0.01	$ 58,154	$ 2.29

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

______________________________

(1) The offering price is the stated, fixed price of $0.01 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The information contained in this preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

LADYBUG RESOURCE GROUP, INC.

RESALE OF

5,815,400 SHARES OF COMMON STOCK

This is a resale Prospectus for the resale of up to 5,815,400 shares of our common stock by the selling stockholders listed in this Prospectus on page 18. Our five largest shareholders, Molly S. Ramage, Stephen Ramage and Benjamin Ramage, who are officers or Directors, David Loev, our independent outside counsel, and Patricia Barton, are registering an aggregate of 5,339,000 shares (or approximately 91.81% of the total shares being registered). We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment.

Selling stockholders (excluding our President) will sell at a fixed price of $0.01 per share until our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and, thereafter, at prevailing market prices or privately negotiated prices.  Our President will sell at a fixed price of $0.01 per share until this offering is concluded.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___, 2008.

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

6

RISK FACTORS

6

USE OF PROCEEDS

13

SELLING STOCKHOLDERS

13

DIVIDEND POLICY

15

MARKET FOR SECURITIES

15

NOTE REGARDING FORWARD-LOOKING STATEMENTS

16

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

17

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

23

PRINCIPAL SHAREHOLDERS

24

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

25

DESCRIPTION OF CAPITAL STOCK

25

PLAN OF DISTRIBUTION

27

LEGAL MATTERS

31

EXPERTS

31

WHERE YOU CAN FIND MORE INFORMATION

31

Part I

INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

About Ladybug Resource Group, Inc.

Ladybug Resource Group, Inc. was incorporated in the State of Nevada on November 27, 2007 by Molly S. Ramage. Our business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Our initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

Ladybug Resource Group, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our executive offices are located at 12703 NE 129th Ct. #H102, Kirkland, Washington 98034-3246, and our telephone number is 425-821-1829. Our Website is www.ladybug resource.com, which contains information that we do not wish to incorporate by reference into this Prospectus.

We may refer to ourselves in this document as “Ladybug,” “we”, “us,” “our,” the “Company,” or the “Registrant.”

The Offering

The 5,815,400 shares being offered for resale under this Prospectus by the selling stockholders identified herein represent 51.37% of the outstanding shares of our common stock.  The Company has 11,320,000 shares of common stock outstanding as of the date of this Prospectus.

SUMMARY OF THE OFFERING

Common stock offered:	5,815,400 shares by the selling stockholders

Common stock outstanding before the Offering:	11,320,000 shares

Common stock outstanding after the Offering:	11,320,000 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Offering Price:

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock and are only registering the re-sale of shares of common stock previously sold by us.

Risk factors	The purchase of our common stock involves a high degree of risk. See “Risk Factors.”

No Market

No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:

We have generated limited revenues to date and anticipate the need for additional capital in the future.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless, and we may be forced to abandon our business plan. We anticipate incurring net losses for the foreseeable future.

Address:	12703 NE 129th Ct. #H102 Kirkland, Washington 98034-3246

Telephone Number:	(425) 821-1829

Selling stockholders will sell at a fixed price of $0.01 per share until our common stock is quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices. Our President, Molly Ramage is deemed to be an underwriter and must offer her shares at the fixed price of $0.01 per share even if our shares are quoted on the OTCBB, until such time as this offering is concluded.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus.

Balance Sheet Data:	June 30,2008

Current assets	$25,181

Current liabilities	12,000

Stockholders’ equity	15,607

Income Data:
Period from November 27, 2007 (inception) to June 30, 2008

Net revenues	$ 22,850
Operating expenses	$ 40,883
Net loss	$ (18,033)
Net loss per common share - basic and diluted	$ (0.00)
Weighted average number of shares outstanding – basic and diluted	10,762,500

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all of the other information included in this Prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

Ladybug has a very limited operating history and anticipates generating losses for the foreseeable future.

Ladybug was formed in November 2007. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made. Ladybug’s future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets such as ours. These risks include:

•

competition from entities that are much more established and have greater financial and technical resources than do we;

•

the need to develop corporate infrastructure;

•

the ability to access and obtain capital when required; and

•

the dependence upon key personnel.

Ladybug cannot be certain that its business strategy will be successful or that it will ever have profitable business activities or generate sustainable revenues. Furthermore, Ladybug believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future.

Ladybug has no financial resources, and its independent registered auditors’ report includes an explanatory paragraph stating that there is substantial doubt about its ability to continue as a going concern.

Ladybug has very limited financial resources and an accumulated deficit of $18,033 at June 30, 2008. Our independent registered auditors included an explanatory paragraph in their opinion on Ladybug’s financial statements as of June 30, 2008 that states that this lack of resources causes substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern.

Ladybug is and will continue to be completely dependent on the services of its President, Molly S. Ramage, and its Vice President, Stephen H. Ramage, the loss of whose services would likely cause its business operations to cease.

Ladybug’s current business strategy is completely dependent upon the knowledge, reputation and business contacts of Molly S. Ramage, its President, and Stephen H. Ramage, its Vice President. Ms. Ramage spends approximately 30 hours per week on Company matters and Stephen Ramage spends approximately 10 hours per week on Company matters. If we were to lose the services of either one or both, it is unlikely that we would be able to continue conducting our business plan even if some financing is obtained.

Our Chief Executive Officer, Molly S. Ramage, is principally responsible for the execution of our business. She is under no contractual obligation to remain employed by us. If she should choose to leave us for any reason before we have hired qualified additional personnel, our operations are likely to fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this Prospectus. We will fail without Ms. Ramage or an appropriate replacement(s).

We depend on a very limited number of customers.

During the period from November 27, 2007 (inception) through June 30, 2008, we derived all of our revenues from five companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of Stephen H. Ramage, and the other four companies were introduced by and indirectly related to a minority shareholder of Ladybug, Patricia Barton. We do not have long-term agreements with any of these customers and cannot predict the likelihood of getting additional engagements from them. If we lost any or all of these customers, we cannot predict the likelihood of replacing the lost revenue.

We operate in a highly competitive industry with low barriers to entry, and we may be unable to compete successfully against existing or new competitors.

The Web applications markets are highly competitive and have low barriers of entry, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. Because there are few substantial barriers to entry, we expect that we will face additional competition from existing competitors and new market entrants in the future. Some of these competitors are part-time contractors willing to provide services at low rates to enter the industry or earn extra money. On the other hand, many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater resources. As a result, these competitors may be able to:

•

Develop and expand their network infrastructures and service offerings more rapidly;

•

Adapt to new or emerging technologies and changes in customer requirements more quickly; and

•

Devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms and computer hardware suppliers.

Our success depends on our ability to maintain our professional reputation and name. If we are unable to do so, our business would be significantly and negatively impacted.

We depend on our overall reputation and name recognition to secure new engagements. We expect to obtain and are likely to continue obtaining many of our new engagements from existing clients or from referrals by those clients. A client who is dissatisfied with our work can adversely affect our ability to secure new engagements. If any factor hurts our reputation, including poor performance, we may experience difficulties in competing successfully for new engagements. Failure to maintain our professional reputation and brand name could seriously harm our business, financial condition and results of operations.

We currently are likely to complete a limited number of engagements in a year. Our revenues and operating results will fluctuate significantly from quarter to quarter, which may cause our stock price, if one exists, to decline.

Our current limited sources of resources permit us to perform a limited number of engagements in any one financial reporting period. Performance of a small number of engagements in any one financial reporting quarter compared with the number of engagements performed in other surrounding periods will have a significant percentage impact on that quarter compared to the other quarters. As a result of these and other factors, we believe that period-to-period comparisons of our operating results will not be meaningful in the short term and that you should not rely upon our performance in a particular period as an indication of our performance in any future period.

We will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and will incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

We will be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm has to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel has to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending June 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year ended June 30, 2010. Furthermore, in the following fiscal year, our independent registered public accounting firm will be required to report separately on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We currently have only three employees. We may be unable to afford the cost of increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain adequate internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Molly S. Ramage, our Chief Executive Officer, and Benjamin Ramage, our Chief Financial Officer, have no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Molly S. Ramage, our Chief Executive Officer and chief accounting officer, and Benjamin Ramage, our Chief Financial Officer, have no meaningful financial reporting education or experience. They are heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

Having only three Directors limits our ability to establish effective independent corporate governance procedures and increases the control of our President/Director.

We have only three Directors, Molly Ramage, Stephen Ramage and Benjamin Ramage, who are also executive officers.  Further, Molly Ramage and Stephen Ramage are married to each other, and Benjamin Ramage is their son. Accordingly, we cannot establish Board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of Board members is decided in favor of the Chairman, Molly Ramage, which gives her significant control over all corporate issues.

Until we have a larger Board of Directors that would include some independent members, if ever, there will be limited oversight of our President’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued common shares. We have authorized 75,000,000 shares of common stock, and as of August 29, 2008, 63,680,000 shares remain unissued. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of Ladybug because the shares may be issued to parties or entities committed to supporting existing management.

Our Articles of Incorporation provide for indemnification of officers and Directors at our expense and limit their liability. These provisions may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or Directors.

Our Articles of Incorporation and applicable Nevada law provide for the indemnification of our Directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our Directors, officers, employees, or agents, upon such person's written promise to repay us therefor, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a Director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

Currently, there is no established public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading, and even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this Prospectus, there has not been any established trading market for our common stock. A market maker has agreed to file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA") on our behalf so that the shares of our common stock may be quoted on the Over-the-Counter Bulletin Board (“OTCBB”) commencing upon the effectiveness of our Registration Statement of which this Prospectus is a part. There can be no assurance that we will be able to clear FINRA comments to obtain a trading symbol on the OTCBB nor can we estimate as to the time period of this process. We are not permitted to file a Form 15c2-11 on our own behalf. If the Form 15c2-11 is accepted and we clear FINRA comments, there can be no assurances as to whether:

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, in the event a market develops, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities being registered, many brokerage firms may not be willing to effect transactions in these securities.  Purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions pertaining to low priced stocks that will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will likely be on the OTCBB as maintained by FINRA. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market.  Our common stock’s penny stock status may also have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, if they trade at all, will be subject to such penny stock rules for the foreseeable future, and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell shares.

Secondary trading in our common stock will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

The ability of our President and majority shareholders to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our President and four other principal shareholders beneficially own 95.76% of our outstanding common stock. Because of this level of beneficial stock ownership, our President and four other principal shareholders will be in a position to continue to elect our Board of Directors, decide all matters requiring stockholder approval and determine our policies. The interests of our President and four other principal shareholders may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and Directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our President and three other principal shareholders. This level of control may also have an adverse impact on the market value of our shares because our President and three other principal stockholders may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

Future sales of common stock by our existing shareholders could adversely affect our stock price.

As of August 29, 2008, Ladybug has 11,320,000 issued and outstanding shares of common stock of which approximately 51.4% are included on this Registration Statement. Sales of substantial amounts of common stock contained in the Registration Statement in the public market, or the perception that such sales will occur, could have a materially negative effect on the market price of our common stock if a market ever develops. This problem would be exacerbated if we issue common stock in exchange for services.

We do not expect to pay cash dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our Board of Directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the OTCBB, we will be required to remain current in our filings with the SEC in order for shares of our common stock to remain eligible for quotation on the OTCBB. In the event that we become delinquent in our required quarterly and annual filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the OTCBB, investors in our common stock may find it difficult to sell their shares.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our Registration Statement of which this Prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this Prospectus). Except during the year that our Registration Statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 shareholders. If this occurs after the year in which our Registration Statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. If this Registration Statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our Directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

For all of the foregoing reasons and others set forth herein, an investment in our securities involves a high degree of risk.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders, none of which are acting in concert with us or as a conduit of us. We are registering 5,815,400 of our 11,320,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At August 29, 2008, we had 41 shareholders.

The Registrant has issued securities pursuant to exemptions from registration under the Securities Act on the terms and circumstances described in the following paragraphs:

At inception, we issued 6,300,000 shares of our common stock to Molly S. Ramage (800,000 shares), Stephen H. Ramage (2,000,000 shares) and Benjamin Ramage (3,500,000 shares) in consideration for their efforts to incorporate us and establish our initial business plan. We also issued 4,000,000 shares to Patricia Barton for $4,000. Shortly after inception, we issued 90,000 shares to Keith Barton in consideration for services rendered in connection with the formation of the Company and other related services.  In March 2008 we issued 540,000 shares to David Loev, our outside counsel, for professional services performed.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above  issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

In March through May 2008, we raised $3,900 through the sale of 390,000 shares of our common stock to 36 investors for $0.01 per share. This transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the Securities Act of 1933.

In the foregoing issuances, neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising, no underwriters or agents were involved, and we paid no underwriting discounts or commissions.

Selling Security Holders	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed (1)	Relationship to Ladybug or Affiliates
Ramage, Molly S.	800,000	400,000	3.5% 400,000	President, CEO, Chairman of Board
Ramage, Stephen H.	2,000,000	400,000	14.1% 1,600,000	VP/Sec./ Treasurer/husband of President
Ramage, Benjamin	3,500,000	2,000,000	13.3% 1,500,000	Vice Pres., CFO, son of President
Ainsworth, Craig	10,000	9,900	100	Shareholder
Ainsworth, Dustin	10,000	9,900	100	Shareholder
Ainsworth, Sheri	10,000	9,900	100	Shareholder
Ainsworth, Vickey	10,000	9,900	100	Shareholder
Barton, Jillian	10,000	9,900	100	Shareholder
Barton, Keith	100,000	99,900	100	Shareholder
Barton, Kristine	10,000	9,900	100	Shareholder
Barton, Michael	10,000	9,900	100	Shareholder
Barton, Michelle	10,000	9,900	100	Shareholder
Barton, Patricia	4,000,000	2,000,000	17.7% 2,000,000	Shareholder
Barton, Roxanne	10,000	9,900	100	Shareholder
Barton, Steven	100,000	99,900	100	Shareholder
Treptow, Bruno	5,000	4,900	100	Shareholder

Brough, Heather	5,000	4,900	100	Shareholder
Brough, Rebecca	5,000	4,900	100	Shareholder
Brough, Susanne	10,000	9,900	100	Shareholder
Brough, Thomas	10,000	9,900	100	Shareholder
Burns, Leslie	10,000	9,900	100	Shareholder
Burns, Lyle	10,000	9,900	100	Shareholder
Limesand, Alan	10,000	9,900	100	Shareholder
Farrington, Alison	5,000	4,900	100	Shareholder
Farrington, Ryan	5,000	4,900	100	Shareholder
Hughes, Claire	10,000	9,900	100	Shareholder
Hughes, Dennis	10,000	9,900	100	Shareholder
Hughes, Mary Claire	5,000	4,900	100	Minor child of Dennis Hughes
Hughes, Patrick	5,000	4,900	100	Minor child of Dennis Hughes
Kramer, Jennifer	5,000	4,900	100	Shareholder
Kramer, Jonathan	5,000	4,900	100	Shareholder
Laney, Ashley	5,000	4,900	100	Minor child of Lori Laney
Laney, Elisabeth	5,000	4,900	100	Minor child of Lori Laney
Laney, Lori	10,000	9,900	100	Shareholder
Loev, David	540,000	539,000	1,000	Counsel to Ladybug.
Sanford, Glynis	5,000	4,900	100	Shareholder
Thompson, Jeffery	10,000	9,900	100	Shareholder
Vincent, Allan	10,000	9,900	100	Shareholder
Watt, Michael	10,000	9,900	100	Shareholder
Welch, Richard	10,000	9,900	100	Shareholder
Welch, Kristine	10,000	9,900	100	Shareholder
Total	11,320,000	5,815,400	5,504,600

*Percentage is only indicated if greater than 1%

(1) Assumes that none of the selling stockholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Molly S. Ramage, our Chief Executive Officer, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Ms. Ramage’s current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us.  Ms. Ramage, nevertheless, is offering 50% of her shareholder interest (400,000 shares out of her total holdings of 800,000 shares) and Mr. Ramage is offering 80% of his shareholder interest (1,600,000 shares, which she is deemed to beneficially own as Mr. Ramage’s spouse) in this offering (a total of 21.2% of all of our outstanding common shares).  As an officer/control person of Ladybug, Ms. Ramage and Stephen H. Ramage, whose shares are considered to be owned beneficially by Ms. Ramage, may not avail themselves of the provisions of Rule 144 until the Company until this offering is concluded and the Company becomes a publicly reporting company and the other provisions of Rule 144 are complied with.

Selling stockholders (excluding our President) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.  Our President, who is deemed to be an underwriter must offer her shares at the fixed price of $0.01 per share even if our shares are quoted on the OTCBB until such time as this offering is concluded.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to shareholders in our private placement in March 2008. Accordingly, in determining the offering price, we selected $0.01 per share which was the price per share paid by our 36 stockholders who purchased shares in that private placement.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file a Rule 211 application (Form 15c2-11) with FINRA on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of our Registration Statement of which this Prospectus is a part. There can be no assurance that we will clear FINRA comments in connection with the Form 15c2-11 to obtain a trading symbol on the OTCBB, nor can we estimate as to the time period of this process.  We are not permitted to file a Form 15c2-11 on our own behalf. If the Form 15c2-11 is filed and we clear FINRA comments, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The Registration Statement, of which this Prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our Board of Directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file a Form 15c2-11 with FINRA so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our Registration Statement of which this Prospectus is a part. There can be no assurance we will clear FINRA comments in connection with the Form 15c2-11 to obtain a trading symbol on the OTCBB, nor can we estimate as to the time period of this process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is currently no outstanding options or warrants to purchase stock of the Company or any securities convertible into our common equity.

The number of shares of Ladybug common stock that could be sold by our non-affiliated stockholders pursuant to Rule 144 (once we are eligible therefor) would be an aggregate of 1,020,000 shares which may be sold by our 37 shareholders excluding our Chief Financial Officer and Director, Benjamin Ramage,  Patricia Barton, a significant shareholder of the Company, Vice President, Stephen H. Ramage, and our President, Molly Ramage, who, as underwriter, may not utilize Rule 144. The shares were initially issued before the Company was a reporting company.

Rule 144

Sales by Non-Affiliates

In general, under Rule 144, a holder of restricted common shares who is not and has not been one of our affiliates at any time during the three months preceding the proposed sale can resell the shares as follows, which discussion assumes that we are not a “shell company” as defined in the Securities Act:

·	If we have been a reporting company under the Exchange Act for at least 90 days immediately before the sale, then:

·

Beginning six months after the shares were acquired from us or any of our affiliates, the holder can resell the shares, subject to the condition that current public information about us must be available (as described below) until one year from the date the shareholder acquired the shares, but without any other restrictions; and

·	Beginning one year after the shares were acquired from us or any of our affiliates, the holder can resell the shares without any restrictions.

·

If we have not been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then the holder may not resell the shares until at least one year has elapsed since the shares were acquired from us or any of our affiliates, and may resell the shares without restrictions after that time.

Sales by Affiliates

In general, under Rule 144, a holder of restricted common shares who is one of our affiliates at the time of the sale or any time during the three months preceding the sale can resell shares, subject to the restrictions described below.

·

If we have been a public reporting company under the Exchange Act for at least 90 days immediately before the sale, then at least six months must have elapsed since the shares were acquired from us or one of our affiliates, and we must remain current in our filings for an additional period of six months; in all other cases, at least one year must have elapsed since the shares were acquired from us or one of our affiliates.

·	The number of shares sold by such person within any three-month period cannot exceed the greater of:

1% of the total number of our common shares then outstanding; or

The average weekly trading volume of our common shares during the four calendar weeks preceding the date on which notice on Form 144 with respect to the sale is filed with the SEC (or, if Form 144 is not required to be filed, the four calendar weeks preceding the date the selling broker receives the sell order).

·	Conditions relating to the manner of sale, notice requirements (filing of Form 144 with the SEC) and the availability of public information about us must also be satisfied.

Current Public Information

In general, for sales by affiliates and non-affiliates, the satisfaction of the current public information requirement depends on whether we are a public reporting company under the Exchange Act:

·

If we have been a public reporting company for at least 90 days immediately before the sale, then the current public information requirement is satisfied if we have filed all periodic reports (other than Form 8-K) required to be filed under the Exchange Act during the 12 months immediately before the sale (or such shorter period as we have been required to file those reports).

·

If we have not been a public reporting company for at least 90 days immediately before the sale, then the requirement is satisfied if specified types of basic information about us (including our business, management and our financial condition and results of operations) are publicly available.

However, no assurance can be given as to (1) the likelihood of a market for our common shares developing, (2) the liquidity of any such market, (3) the ability of the shareholders to sell the shares, or (4) the prices that shareholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of our common shares, or the perception that such sales could occur, may adversely affect prevailing market prices of the common shares.

Ladybug has agreed to register 5,815,400 shares of the 11,320,000 shares currently outstanding for sale by security holders, although not obligated to do so by virtue of any registration rights agreement or other agreement.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this Prospectus which is a part of our Registration Statement involve risks and uncertainties, including statements as to:

•

our future operating results;

•

our business prospects;

•

any contractual arrangements and relationships with third parties;

•

the dependence of our future success on the general economy;

•

any possible financings; and

•

the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe,” “anticipate,” “expect,” “estimate” or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this Prospectus.  Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this Prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

Operations for the Period from November 27, 2007 (inception) through June 30, 2008 consisted of the following:

Revenue	$22,850

Expenses:
Compensation	18,000
Professional fees	16,440
Office costs	143
Organization	6,300
Total	40,833

Net Loss	$(18,033)

During the period from November 27, 2007 (inception) to June 30, 2008, we derived all of our revenues from five companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of Stephen H. Ramage, and the other four companies were introduced by and indirectly related to a minority shareholder of Ladybug, Patricia Barton.

Of our revenue, $900 related to the resale of Website hosting accounts and the remainder related to our standard Website development and consulting services.

Molly S. Ramage performed work and permitted us to use facilities and equipment owned by her without charge. The estimated cost of this service, $18,000, was recorded as an expense and as a contribution to paid-in-capital. Ms. Ramage will start collecting a salary when we have the resources to pay it. Specific guidelines have not been determined.

The largest portion of professional fees relates to our audit costs.

Our organization expenses were paid by the issuance of shares.

Other

As a corporate policy, we will attempt to not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this Prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

Ladybug had $27,607 in total assets as of June 30, 2008, which included $25,181 of current assets consisting of cash and $2,426 of long-term assets consisting of computer equipment, net of accumulated depreciation.

Ladybug had total liabilities of $12,000 as of June 30, 2008, consisting solely of accrued professional fees.

Ladybug had total working capital of $13,181 and an accumulated deficit of $18,033 as of June 30, 2008.

Ladybug does not have any credit facilities or other commitments for debt or equity financing. No assurances can be given that advances when needed will be available. We do not believe that we need funding to cover current operations because we do not have a capital intensive business plan and can also use independent contractors to assist in many projects. We will use funding, if obtained, to cover the salary of our President and to pay for marketing materials and proposal efforts. We currently have no formal salary arrangements with Ms. Ramage. While no annual salary or length of employment has been determined to date, we anticipate providing an annual salary not to exceed $100,000 commencing after the successful completion of several engagements. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments. The accrual will begin after we generate annual revenue of at least $100,000 per year.

We may seek private capital following the effectiveness of this Registration Statement. Such funding, which we anticipate would not exceed $100,000, will, if obtained, be used to pay salaries and for the production of marketing materials. However, we will conduct operations and seek client engagements even if no funding is obtained. The private capital will be sought from former business associates of our President or private investors referred to us by those associates. If a market for our shares ever develops, of which there can be no assurances and which is unlikely in the foreseeable future, we will use shares to compensate employees/consultants wherever possible.  To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

Assuming the effectiveness of the Registration Statement of which this Prospectus is a part, we will be subject to the reporting requirements of the Exchange Act of 1934 and will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs may range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensating independent contractors who provide services for us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

To meet commitments that become due more than 12 months in the future, we will have to obtain engagements in sufficient number and at sufficient levels of profitability, of which there can be no assurance. There does not currently appear to be any other viable source of long-term financing except that management may consider various sources of debt and/or equity financing if the same financing can be obtained on terms deemed reasonable to management.

Recently Issued Accounting Pronouncements

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and Final Rule Release 33-8934 and 34-58028, commencing with our annual report for the fiscal year ending June 30, 2010, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement

•

of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

•

of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

•

of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

Furthermore, for the fiscal year ended June 30, 2010, the Company is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities (“EITF Issue No. 07-3”), which is effective for fiscal years beginning after December 15, 2007.  EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized.  Such amounts will be recognized as an expense as the goods are delivered or the related services are performed.  The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented.  The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2010 for all prospective business acquisitions.  The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133 (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  We do not expect the adoption of SFAS No. 161 to have a material impact on our financial results.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this Prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We do not yet have a basis to determine whether our business will be seasonal.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

BUSINESS

Ladybug was incorporated in the State of Nevada on November 27, 2007 by Molly S. Ramage. Our business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Our initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

Ladybug has limited financial resources and has not established a source of equity or debt financing.

Operations

Ladybug designs the message or marketing theme included on Internet Websites. We will accept engagements for the development of entire Websites in which case we will work with other contractors to code complex portions of the project and design portions that are not theme or marketing related.

We refer to our approach as “Smart Design” which is about carefully planning the work that needs to be done before starting the project. We make sure a customer’s website is a good fit for its business and customers. We design our websites based on what it means for the customer. We work to:

•

Increase brand recognition;

•

Integrate the website with a customer’s marketing goals and strategies; and

•

Enhance a customer’s credibility through offerings that are timely and relevant.

A successful website depends on much more than just aesthetics. Delivery of a successful product to customer requires careful analysis of what customers want and need for their business

We have developed an approach to accomplish our development efforts.

The first stage is the Planning and Discovery Stage. During this stage we get to know the customer and its business to determine:

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The customer’s marketing objectives;

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The customer’s expected Website audience and the expectations of that audience;

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The message to be conveyed to the target audience; and

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The competitive landscape in the customer’s industry and the industry’s best practices on the Internet.

Once we have a thorough understanding of a customer’s place in the market and its business needs, we make recommendations of how we can best help achieve those goals. We help a customer to make decisions about the course of the project and how it will impact their overall marketing scheme.

The information that we develop during this process will provide us in the Concept Stage. During this stage we develop concepts for customer review - keeping in mind usability, best design practices, and ease-of-use.

Designing the look and feel of a Website is just one part of this stage; other tasks include:

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Determining the architecture of the Website by developing a detailed site map.

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If the website includes technical developments, such as a shopping cart, we make sure that the design meets all usability standards.

When the look of the Website has been developed and all of the web pages that will need to be constructed have been identified, we start to build the Website in our Implementation Stage. During this phase we do the following:

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Construct the navigational architecture with what we believe to be usability best practices;

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Propagate all pages with graphics and content;

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Code any technical requirements into the site - such as eCommerce functions and interactivity; and

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Create extra features like Flash animations, dynamic menus, and multimedia components.

Also, during this phase, we review all areas of the site to ensure that we have met our internal standards of making the site extremely simple to use.

We then enter the Deployment Stage. Prior to the Website going-live on the Internet, we:

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Test the site to make sure it provides the best user experience possible;

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Obtain customer approval that we have met project requirements for usability and technical standards, and design excellence;

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Develop a launch plan to promote the customer’s Website, including marketing, ads and email blasts; and

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Submit a customer’s Website to the appropriate search engines.

We will also resell Website hosting space for the Websites of customers. In this case, the Website is hosted on the server of a Website hosting company, but we manage all changes to the Website.

Marketing

Ladybug obtains customer leads from the business and personal contacts of Molly S. Ramage and by word of mouth. Ms. Ramage works with a customer to understand the nature of the business and the theme that the customer wants to convey. She then works with Stephen H. Ramage, her husband, to develop the image and written portion of the theme. In most cases, she codes the HyperText Markup Language (“HTML”) portions of the package to be placed on the customer Website. In certain cases, she will engage the assistance of independent subcontractors to assist her with complex coding requirements.

Ladybug has developed its first product to be marketed to numerous companies in the funeral business. This product, when installed on a funeral home’s Website, will make it easy and quick to place obituaries on the Website. Ladybug plans to begin contacting funeral homes in the Seattle area about this product during the third or fourth quarters of 2008.

During the period from November 27, 2007 (inception) to June 30, 2008, we derived all of our revenues from five companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of Stephen H. Ramage, and the other four companies were introduced by and indirectly related to a minority shareholder of Ladybug, Patricia Barton.  We do not have any agreements or contracts with any of the five companies described above.

Ladybug bills for engagements after the work has been completed and accepted by the customer.

Competition

The Web applications markets are highly competitive and have low barriers of entry, which could hinder our ability to successfully market our products and services. We may not have the resources, expertise or other competitive factors to compete successfully in the future. Because there are few substantial barriers to entry, we expect that we will face additional competition from existing competitors and new market entrants in the future. Some of these competitors are part-time contractors willing to provide services at low rates to enter the industry or earn extra money. On the other hand, many of our current and potential competitors have greater name recognition and more established relationships in the industry and greater resources. As a result, these competitors may be able to:

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Develop and expand their network infrastructures and service offerings more rapidly;

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Adapt to new or emerging technologies and changes in customer requirements more quickly; and

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Devote greater resources to the marketing and sale of their services and adopt more aggressive pricing policies than we can.

Current and potential competitors in the market include Web hosting service providers, applications hosting providers, Internet service providers, telecommunications companies, large information technology firms and computer hardware suppliers.

Our ability to compete is based on our ability to meet customers through our other contacts and to convince those prospective customers that we provide quality personalized services at very competitive prices. We cannot provide assurances that our strategy will succeed.

Intellectual Property

We have no patents or trademarks.

Employees

As of August 29, 2008, we had three employees, including Molly S. Ramage, who is currently available to us substantially on a full-time basis. Ms. Ramage, who is not under contract, will devote the amount of time to us that is necessary to perform the engagements obtained and to seek new ones. Stephen H. Ramage, Ms. Ramage’s husband, assists in preparing written themes and Benjamin Ramage, Ms. Ramage’s son, provides business assistance. Molly Ramage spends approximately 30 hours per week on Company matters, Stephen Ramage spends approximately 10 hours per week on Company matters and Benjamin Ramage spends approximately 10 hours per week on Company matters.

Property

 We currently operate out of office space located at 12703 NE 129th Ct. #H102, Kirkland, Washington 98034-3246 provided to us by our President at no cost. Ms. Ramage incurs no incremental costs as a result of our using the space which is in her home. Therefore, she does not charge us for its use. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

NAME	AGE	POSITION

Molly S. Ramage	54	President, Chief Executive Officer, Chief Accounting Officer, and Chairman

Stephen H. Ramage	52	Vice President, Secretary/Treasurer, Director

Benjamin Ramage	24	Vice President, Chief Financial Officer, Director

Molly S. Ramage. Ms. Ramage has served as President and Chairman of the Company since inception.  Ms. Ramage is also currently a Funeral Director for Barton Family Funeral Service in Kirkland, Washington, where she has worked since May 2006. Prior to this, Ms. Ramage was a Business Manager for Swedish Medical Center in Seattle, Washington from June 1993 to October 2000. From September 1985 to June 1993, she was a Business Manager for Summit Madison Medical Group.  Prior to this, she worked as a Claims Adjuster for King County Medical Blue Shield from May 1980 to May 1985.  From February 1979 to May 1980 Ms. Ramage was a Recreational Director for Hillcrest Convalescent Center.

Ms. Ramage is a graduate of Eastern Washington University, where she earned her bachelors degree in Special Education in 1978.

Stephen H. Ramage. Mr. Ramage has been an officer and Director of the Company since inception. Mr. Ramage is also currently General Manager for Golden Age Collectibles in Seattle, Washington, a position he has held since October 2002.  From June 2000 to October 2002, he worked in the Product Support department of Microsoft Corporation.  Prior to this, he worked as a Sales Associate for Golden Age Collectibles from April 1992 to June 2000, and from September 1982 to October 1987.  He also worked as sales associate for Collector’s Book Store from May 1989 to April 1992.

Mr. Ramage is a licensed teacher and has 30 years of retail experience with various independent retailers in the Seattle area. He also holds three bachelors degrees, one from Eastern Washington University in English, which he earned in 1977, and two from the University of Washington in Theater and Education, which he earned in 1979 and 1986, respectively.  Mr. Ramage is the husband of Molly Ramage.

Benjamin Ramage. Mr. Ramage was appointed as our Vice President, Chief Financial Officer and Director on May 1, 2008 and has assisted with marketing and other duties since our inception.  He is also currently a counselor with the Boys and Girls Club of King County, where he has worked since June 2003. Benjamin Ramage is the son of Molly S. Ramage and Stephen H. Ramage.

The term of office of each Director expires at our annual meeting of stockholders or until their successors are duly elected and qualified. No officer or Director has any prior history with a blank check company.

Possible Potential Conflicts

The OTCBB on which we plan to have our shares of common stock quoted does not have any director independence requirements.

No member of management is or will be required by us to work on a full time basis, although our President currently devotes approximately 30 hours per week working for us. Accordingly, certain conflicts of interest may arise between us and our officer in that she may have other business interests in the future to which she devotes her attentions, and she may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through her exercise of such judgment as is consistent with her understanding of her fiduciary duties to us.

Currently we have only three officers and three Directors, Molly Ramage, Stephen Ramage and Benjamin Ramage, and will seek to add additional officer(s) and/or Director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All Directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Our Directors’ term of office expires on June 30, 2009. All officers are appointed annually by the Board of Directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, our Directors receive no compensation for their role as Directors but may receive compensation for their role as officers.

If we have an even number of Directors, tie votes on issues will be resolved in favor of the chairman’s vote.

The Board of Directors has adopted a Code of Ethics.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the Ladybug Board of Directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five Directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage any stock option plan we may establish and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All Directors will be reimbursed by us for any expenses incurred in attending Directors' meetings provided that we have the resources to pay these fees.  We will consider applying for officers and Directors liability insurance at such time when we have the resources to do so.

Indebtedness of Directors and Executive Officers

None of our directors or executive officers or their respective associates or affiliates is indebted to us.

Family Relationships

Molly S. Ramage and Stephen H. Ramage are married to each other. Benjamin Ramage is their adult son.

Legal Proceedings

As of the date of this prospectus, there is no legal proceeding to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Summary Compensation Table

The following table shows, for the years ended June 30, 2008 and 2007, compensation awarded to or paid to, or earned by, our officers.

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Molly S. Ramage	2008	$-	-	-	$-
CEO/CFO
Stephen H. Ramage	2008	$-	-	-	$-
VP/Secretary/Treasurer
Benjamin Ramage	2008	$-	-	-	$-
VP/Chief Financial Officer

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at June 30, 2008.

PRINCIPAL SHAREHOLDERS

As of August 29, 2008, we had 11,320,000 shares of common stock outstanding which are held by 41 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the Board of Directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of August 29, 2008; of all Directors and executive officers of Ladybug; and of our Directors and officers as a group.

Unless otherwise indicated, Ladybug believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class
Molly S. Ramage 12703 NE 129th Ct. #H102 Kirkland, WA 98034-3246	2,800,000 (1)	24.7%

Stephen H. Ramage 12703 NE 129th Ct. #H102 Kirkland, WA 98034-3246	2,800,000 (2)	24.7%

Benjamin Ramage 12703 NE 129th Ct. #H102 Kirkland, WA 98034-3246	3,500,000	30.9%

Patricia Barton 12703 NE 129th Ct. #H102 Kirkland, WA 98034-3246	4,000,000	35.3%

All Officers and Directors as a group (3 individuals)	6,300,000	55.7%

1.

Ms. Ramage is President and Chairman of the Company. Her shares include 2,000,000 shares held by Ms. Ramage’s husband, Stephen H. Ramage, in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse. Ms. Ramage disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to her by operation of law.

2.

Mr. Ramage is Vice President and Secretary/Treasurer of the Company. His shares include 800,000 shares held by Mr. Ramage’s wife, Molly S. Ramage, in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse.  Mr. Ramage disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to her by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of Ladybug is Molly S. Ramage, our Chief Executive Officer.

We currently operate out of office space located at 12703 NE 129th Ct. #H102, Kirkland, Washington 98034-3246 provided to us by our President at no cost, which serves as our address. Ms. Ramage incurs no incremental costs as a result of our using the space. Therefore, she does not charge us for its use. There is no written lease agreement.

Molly S. Ramage performed work and permitted us to use facilities and equipment owned by her without charge during the year ended June 30, 2008. The estimated cost of this service, $18,000, was recorded as an expense and as a contribution to paid-in-capital. Ms. Ramage will start collecting a salary when we have the resources to pay it. Specific guidelines have not been determined.

During the period from November 27, 2007 (inception) to June 30, 2008, we derived all of our revenues from five companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of Stephen H. Ramage, and the other four companies were introduced by and indirectly related to a minority shareholder of Ladybug, Patricia Barton.

DESCRIPTION OF CAPITAL STOCK

Introduction

We are authorized by our Articles of Incorporation to issue an aggregate of 75,000,000 shares of common stock.  All shares have a par value of $0.001. As of August 29, 2008, 11,320,000 shares of common stock were issued and outstanding. These shares are held by 41 shareholders.  The holders of our common stock:

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have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the Board of Directors;

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are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

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do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

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are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of Ladybug, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks. Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this Prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors' Duties. Section 78.138 of the Nevada law allows our Directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our Directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our Board of Directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our Articles of Incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the Board of Directors. In exercising this discretion, our Board of Directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our Articles of Incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, Utah 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

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on any market that might develop;

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in transactions other than market transactions;

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by pledge to secure debts or other obligations;

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2purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

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in a combination of any of the above

Selling stockholders (excluding our President) will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Our President, who is deemed to be an underwriters, must offer her shares at the fixed price even if our shares are quoted on the OTCBB until this offering is concluded. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders (except for our President, Molly Ramage, who is considered to be an underwriter, and Stephen H. Ramage whose shares are considered to be owned beneficially by Molly Ramage) may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144, assuming that the Company is not a “shell company” include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a six month holding period if purchased from a reporting company or purchased (as is the case herein) from a non-reporting entity, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer.

c.

sales of restricted or other securities sold for the account of an affiliate during any three month period, cannot exceed the greater of 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; (There is no 1% limitation applied to non-affiliate sales).

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees.

_____________________________

2

If any of the selling shareholders enter into an agreement after the effectiveness of our Registration Statement to sell all or a portion of their shares in Ladybug to a broker-dealer as principal and the broker-dealer is acting as underwriter, Ladybug will file a post-effective amendment to its Registration Statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its Registration Statement as required and filing the agreement as an exhibit to its Registration Statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this Prospectus, we must file a Prospectus supplement identifying such successors as selling stockholders.  Accordingly, a Prospectus supplement will be filed under these circumstances.

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period by an affiliate exceeds 5,000 shares/units or has an aggregate sale price in excess of $50,000 the selling security holder (if an affiliate) must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least six months has elapsed from the date the securities were acquired from the issuer or from an affiliate if purchased from a reporting Issuer or 12 months (as is the case herein) if purchased from a non-reporting Company.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this Prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of Ladybug who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act (excepting as relates to our President (Molly S. Ramage); or

b)

the date on which all shares offered by this Prospectus have been sold by the selling stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by FINRA (once and if and when quoting thereon has occurred).  As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTCBB Considerations

To be quoted on the OTCBB, a market maker must file a Form 15c2-11 on our behalf in order to make a market for our common stock. We are not permitted to file this form on our own behalf. A market maker has agreed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our Registration Statement of which this Prospectus is a part. There can be no assurance that we will be able to clear FINRA comments to obtain a trading symbol on the OTCBB, nor can we estimate as to the time period of this process.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company assuming all FINRA questions relating to its Rule 211 process are answered accurately and satisfactorily. The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For OTCBB securities, there only has to be one market maker.

Certain OTCBB transactions are conducted via telephone conversations between brokers. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

 Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $4.00 per share or with an exercise price of less than $4.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of Ladybug shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide Ladybug with “manual” exemptions in approximately 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this Registration Statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our Registration Statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related Prospectus supplement.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the President of The Loev Law Firm, PC, beneficially owns 540,000 shares of the Company’s common stock (the “Loev Securities”) and is a Selling Stockholder in this offering.  Other than the Loev Securities, neither Mr. Loev nor The Loev Law Firm, PC holds any other interest in the Company.

EXPERTS

The financial statements of Ladybug Resource Group, Inc. as of June 30, 2008, included in this Prospectus have been audited by our independent registered public accounting firm and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This Prospectus does not contain all the information included in the Registration Statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our Registration Statement.

As of the effective date of this Prospectus, Ladybug will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934. Accordingly, we will file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Ladybug Resource Group, Inc.

12703 NE 129th Ct. #H102

Kirkland, WA 98034-3246

LADYBUG RESOURCE GROUP, INC.

June 30, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Ladybug Resource Group, Inc.

Kirkland, Washington

We have audited the accompanying balance sheet of Ladybug Resource Group, Inc. (the “Company”) as of June 30, 2008, and the related statements of operations, stockholders' equity, and cash flows for the period from November 27, 2007 (inception) through June 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2008 and the results of its operations and its cash flows for the period from November 27, 2007 (inception) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has very limited financial resources and no sources of committed debt or equity financing, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

August 24, 2008

LADYBUG RESOURCE GROUP, INC.

BALANCE SHEET

June 30, 2008

CURRENT ASSETS:
Cash	$25,181

COMPUTER EQUIPMENT – net of accumulated depreciation of $69	2,426
TOTAL ASSETS	$27,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued professional fees	$12,000

Stockholders' Equity:
Common stock: $0.001 par value; 75,000,000 shares authorized; 11,320,000 shares issued and outstanding	11,320
Additional paid-in capital	22,320
Accumulated deficit	(18,033)
Total stockholders’ equity	15,607

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$27,607

 See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

STATEMENT OF OPERATIONS

For the Period from November 27, 2007 (inception) through June 30, 2008

Revenue	$22,850

Expenses:
Compensation	18,000
Professional fees	16,440
Office costs	143
Organization	6,300
Total	40,883

Net Loss	$(18,033)

Net loss per common share - basic and diluted	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	10,762,500

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Period from November 27, 2007 (inception) through June 30, 2008

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total

Issuance of shares to founders	6,300,000	$6,300	$-	$-	$6,300

Sales of shares	4,480,000	4,480	4,320	-	5,250

Shares issued for services	540,000	540	-	-	540

Contribution of services	-	-	18.000	-	18.000

Operating results	-	-	-	(18,033)	(18,033)

Balance, December 31, 2006	11,320,000	$11,320	$22,320	$(18,033)	$15,607

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

STATEMENT OF CASH FLOWS

For the Period from November 27, 2007 (inception) through June 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,033)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	69
Contribution of services	18,000
Common stock issued for services	6,840
Increase in accrued expenses	12,000
Net Cash Provided by Operating Activities	18,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(2,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sale of common stock	8,800
NET INCREASE IN CASH	25,181

CASH AT END OF PERIOD	$25,181

See accompanying notes to the financial statements.

LADYBUG RESOURCE GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 -

ORGANIZATION

Ladybug Resource Group, Inc. (the “Company”) was incorporated in the State of Nevada on November 27, 2007. Its business purpose is to assist in the design of websites and website components that use specific marketing messages or themes to reach target audiences. Its initial marketing focus is the websites of the funeral industry in the Seattle, Washington area.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Year-end

The Company has elected a fiscal year ending on June 30.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Computer equipment

Computer equipment is stated at cost less accumulated depreciation. Depreciation is provided on the straight-line basis over an estimated useful life of three years.

Net Loss per Common Share

Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic and diluted net income per common share has been calculated by dividing the net income for the period by the basic and diluted weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. Basic net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of June 30, 2008.

Revenue Recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. The Company recognizes revenue when it is realized or realizable after the work has been performed.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

There were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the period ended June 30, 2008.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Releases No. 33-8889. Commencing with the Company’s annual report for the fiscal year ending June 30, 2010, the Company will be required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end and of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K. Furthermore, in the following fiscal year, it is required to file the registered independent registered public accounting firm’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, Fair Value Measurement. This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In June 2007, the Emerging Issues Task Force of the FASB issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to be Used in Future Research and Development Activities (“EITF Issue No. 07-3”), which is effective for fiscal years beginning after December 15, 2007. EITF Issue No. 07-3 requires that nonrefundable advance payments for future research and development activities be deferred and capitalized. Such amounts will be recognized as an expense as the goods are delivered or the related services are performed. The Company does not expect the adoption of EITF Issue No. 07-3 to have a material impact on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007), Business Combinations (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 (“SFAS No. 160”), which causes non-controlling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending June 30, 2010 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 160 will have on its consolidated financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133 (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities.  Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption.  In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption.  The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 -

GOING CONCERN

The Company commenced operations on November 27, 2007 and has very limited financial resources and no committed sources of debt or equity financing.

The Company intends to seek business aggressively through the business contacts of its management. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise funds if necessary, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to generate increased levels of revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -

STOCKHOLDERS’ EQUITY

The Company is authorized by its Articles of Incorporation to issue an aggregate of 75,000,000 shares of common stock having a par value of $.001. As of June 30, 2008, 11,320,000 shares of common stock are issued and outstanding.

At inception, the Company issued 6,300,000 shares of its common stock at its par value of $0.001 to its president (800,000 shares), treasurer (2,000,000 shares) and chief financial officer (3,500,000 shares) in consideration for their efforts to incorporate it and establish the Company’s initial business plan. The Company also issued 4,000,000 shares to Patricia Barton for $4,000 in cash.

In March 2008, 540,000 shares of common stock were issued to the Company’s outside counsel at $0.001 par value for professional services performed.

In March 2008, the Company raised $3,900 through the sale of 390,000 shares of common stock to 36 investors for $.01 per share.

NOTE 5 -

RELATED PARTY

The Company’s President performed work and permitted the Company to use facilities and equipment owned by her without charge. The estimated cost of this service, $18,000, was recorded as an expense and as a contribution to paid-in-capital.

NOTE 6 -

CONCENTRATION OF RISKS

During the period from November 27, 2007 (inception) through June 30, 2008, the Company derived all of its revenues from five companies, BFFS (31.51%), Sterling Trade Group (5.25%), Kibble (28.23%), Cohort Investments (8.75%) and Golden Age Collectables (26.26%). Golden Age Collectables is a related party of a Company officer and the other four companies were introduced by and indirectly related to a minority shareholder of the Company.

This Prospectus is part of a Registration Statement we filed with the SEC. You should rely only on the information or representations provided in this Prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this Prospectus.

The information contained in this Prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this Prospectus.

Until ________ , 2008 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers' obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

5,815,400 Shares

Ladybug Resource Group, Inc.

Common Stock

PROSPECTUS __ , 2008

i

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Registrant is bearing all expenses in connection with this Registration Statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the common stock registered hereby are as follows:

SEC Registration fee	$2.29
NASD Filing Fee	100.00
*Accounting fees and expenses	10,000.00
*Legal fees and expenses	30,000.00
*Transfer Agent fees	2,500.00
*Blue Sky fees and expenses	5,000.00
*Miscellaneous expenses	7,500.00

Total	$55,102.29

*Indicates expenses that have been estimated for filing purposes.

ITEM 14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has a provision in its Articles of Incorporation at Article XI thereof providing for indemnification of its officers and Directors as follows.

“The corporation shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.751 or any other law then in effect or as it may hereafter be amended.

The corporation shall indemnify each present and future director, officer, employee, or agent of the corporation who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed, or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including but not limited to attorneys= fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding if and only if the director or officer undertakes to repay said expenses to the corporation if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

The indemnification and advancement of expenses may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s of officer’s acts or omission involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.”

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15

RECENT SALES OF UNREGISTERED SECURITIES

During the three years preceding the filing of this Form S-1, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

At inception, we issued 6,300,000 shares of our common stock to Molly S. Ramage (800,000 shares), Stephen H. Ramage (2,000,000 shares) and Benjamin Ramage (3,500,000 shares) in consideration for their efforts to incorporate us and establish our business plan. In or around inception, we issued 90,000 shares to Keith Barton in consideration for services rendered in connection with the formation of the Company and other related services. We also issued 4,000,000 shares to Patricia Barton for $4,000. We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuances, since the foregoing issuances did not involve a public offering, the recipients took the shares for investment and not resale and we took appropriate measures to restrict transfer.

In April and May 2008, we raised of $3,900 through the sale of 390,000 shares of our common stock to 36 investors for $0.01 per share. This transaction was exempt from registration under the Securities Act of 1933 pursuant to Rule 504 of Regulation D of the Securities Act of 1933.

In August 2008, the Company issued an aggregate of 540,000 shares of its common stock to David M. Loev of The Loev Law Firm, PC, in consideration for legal services rendered.  We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933 for the above issuance, since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.

In the forgoing issuances, neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising, no underwriters or agents were involved, and we paid no underwriting discounts or commissions.

ITEM 16

EXHIBITS

3.1(1)	Articles of Incorporation
3.2(1)	By-Laws
5.1(1)	Opinion of The Loev Law Firm, P.C.
14.1(1)	Code of Ethics
23.1(1)	Consent of Li & Company, PC
23.2(1)	Consent of The Loev Law Firm, P.C. (included in Exhibit 5.1)

(1) Filed herewith.

The exhibits are not part of the Prospectus and will not be distributed with the Prospectus.

ITEM 17

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.           To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(b)

To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.           For determining any liability under the Securities Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.           For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.           That, for the purpose of determining liability under the Securities Act to any purchaser:

                       a). If the registrant is relying on Rule 430B:

1.

Each Prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

2.

Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

                       b). If the registrant is subject to Rule 430C:

Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Kirkland, State of Washington on the 3rd day of September 2008.

Ladybug Resource Group, Inc.

/s/ Molly S. Ramage
By: Molly S. Ramage, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature(s)	Title(s)	Date
/s/ Molly S. Ramage	President, Chief Executive Officer (Principal	September 3, 2008
By: Molly S. Ramage	Executive Officer), Chief Accounting Officer (Principal Accounting Officer) and Chairman

/s/ Stephen H. Ramage	Secretary, Treasurer, Director	September 3, 2008
By: Stephen H. Ramage

/s/ Benjamin Ramage	Chief Financial Officer, Director	September 3, 2008
By: Benjamin Ramage